As filed with the Securities and Exchange Commission on December 5,  2007

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                                                FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                                                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Extreme Home Staging, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Extreme Home Staging, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	7389	14-1961383
State or Other Jurisdiction of Incorporation of Organization)	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

4507 15 Ave. Brooklyn, NY	11219 Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. o

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. þ

Securities Act registration statement file number to which this form relates: Registration No. 333-146939

Securities to be registered pursuant to Section 12(b) of the Act:

Not applicable(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each
Class is to be Registered
Common Stock, par value $.0001	Over-The-Counter-Bulletin-Board

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, filed with the Commission on November 15, 2007 (Commission File Number 333-146939) is incorporated by reference herein.

Item 2. Index to Exhibits.

The Exhibits contained in Registrant's Registration Statement on Form SB-2, filed with the Commission on  October 25, 2007 and November 15, 2007 (Commission File Number 333-146939) is incorporated by reference herein.

	SEC Reference Number	Title of Document
Exhibit	3.1	Articles of Incorporation	*
Exhibit	3.3	By Laws	*
Exhibit	5.1	Opinion & Consent of Joel Schonfeld, ESQ.	**
Exhibit	10.1	Consulting Agreement with Esther Ackerman	*
Exhibit	10.2	Form of Subscription Agreement	*
Exhibit	10.3	Form of Series A Warrants Exercisable @ $0.50 Per Share.	*
Exhibit	10.4	Form of Series B Warrants Exercisable @ $1.00 Per Share.	*
Exhibit	23.1	Consent of CPA PC	**
Exhibit	99	Code of Ethics	*

*Filed with Initial Registration Statement Dated 10-25-2007.
* Filed with Pre-effective Amendment Dated 11-15-2007

* * *Exhibit Attached.

**Exhibit 4.1: Specimen Common Share Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Extreme Home Staging, Inc.

Date: December 5, 2007	By:	/s/ Milka Fixler

President, Chief Executive, & Accounting Officer